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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                     HOSIERY CORPORATION OF AMERICA, INC.

                   (pursuant to Sections 242 and 245 of the
                       Delaware General Corporation Law)

          HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Corporation"), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on August 9, 1979 under the name Bear Brand Hosiery Corporation, HEREBY CERTIFIES AS FOLLOWS:

          1. Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State, each share of Common Stock outstanding shall be reclassified on a basis of 8.6976942 shares of Common Stock for each share of Common Stock outstanding and, accordingly, each share of Common Stock outstanding shall, without further action by the Corporation or any stockholder, be deemed to represent 8.6976942 shares of Common Stock, provided that all fractional shares resulting therefrom shall be eliminated and each holder thereof shall be entitled to receive a cash payment equal to such holder's fraction of a share of Common Stock multiplied by the per share fair market value, as determined by the Board of Directors.

          2. Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State each share of Class A Common Stock outstanding shall be reclassified on a basis of 8.6976942 shares of Class A Common Stock for each share of Class A Common Stock outstanding and, accordingly, each share of Class A Common Stock outstanding shall, without further action by the Corporation or any stockholder, be deemed to represent
8.6976942 shares of Class A Common Stock, provided that all fractional shares resulting therefrom shall be eliminated and each holder thereof shall be entitled to receive a cash payment equal to such holder's fraction of a share of Class A Common Stock multiplied by the per share fair market value, as determined by the Board of Directors.
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          3.   This Restated Certificate of Incorporation, restates, integrates and further amends the Corporation's Restated Certificate of Incorporation, as heretofore amended and restated. This Restated Certificate of Incorporation was proposed by the Board of Directors and was duly adopted by the written consent of the stockholders of the Corporation along with the provision of the requisite written notice in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL"). The text of this Restated Certificate of Incorporation, as so amended and restated is as follows:

          FIRST:  The name of the Corporation is HCI Direct, Inc. (hereinafter
          -----
the "Corporation").

          SECOND:  The address of the registered office of the Corporation in
          ------
the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which a corporation may be organized under the GCL.

          FOURTH:  The total number of shares of capital stock which the
          ------
Corporation shall have authority to issue is 73,000,000 shares, consisting of
(i) 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), (ii) 1,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") and (iii) 12,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), which includes 4,000,000 shares of Pay-In-Kind Preferred Stock, par value $.01 per share, having the powers, preferences and rights, and qualifications, limitations and restrictions set forth in paragraph C below.

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          A.  Common Stock and Class A Common Stock.
              -------------------------------------
Except as otherwise provided in this Article FOURTH or as otherwise required by law, shares of Common Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

               1.  Voting Rights. Except as otherwise required by applicable
                   -------------
law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's Common Stockholders and the holders of Class A Common Stock will have no voting rights.

               2.  Dividends. When and as dividends are declared thereon,
                   ---------
whether payable in cash, property or securities of the Corporation, the holders of Common Stock and the holders of Class A Common Stock will be entitled to share equally, share for share, in such dividends; provided, however, that if
                                                   --------  -------
dividends are declared which are payable in shares of Common Stock or Class A Common Stock, dividends will be declared which are payable at the same rate on each class of stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock, and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock.

               3.  Conversion and Exchange. (a) Upon the occurrence of any
                   -----------------------
Conversion Event, each record holder of Class A Common Stock shall be entitled, without the payment of any consideration whatsoever, to convert into the same number of shares of Common Stock any or all of the shares of such holder's Class A Common Stock being sold, distributed or otherwise disposed of or converted in connection with the occurrence of such Conversion Event. For purposes of this
Section 3 (i) a "Conversion Event" shall mean (A) any transfer of shares of Class A Common Stock to any person or persons who are not affiliates of the transferor, including, without limitation, pursuant to any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), and a public sale pursuant to Rule 144 under the Securities Act, or any similar rule then in force) or (B) conversion of shares of Class A Common Stock into shares of Common Stock at the option of the holder (whether all or a portion of such holder's shares) at such time that all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor statute), and the regulations promulgated thereunder (the "HSR Act") shall have expired or shall have terminated, or, if it is determined that no filings under the HSR Act are applicable, at any time or (C) in the case of shares of Class A Common Stock owned by a holder other than Kelso & Company, Inc. or any of its affiliates or designees, conversion of shares of Class A Common Stock at the option of the holder (whether all or a portion of such holder's shares) at any time, (ii) a "person" shall mean any natural person or any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization and (iii) an "affiliate", with respect to any person, shall mean such person's spouse, parents, members of such person's family or such person's lineal decedents and any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such person. In addition, all of the Corporation's Class A Common Stock shall be automatically and mandatorily converted into the same number of shares of Common Stock without any action on the part of any holder upon notice to such effect by the Corporation to the record holders of Class A Common Stock, provided that all applicable waiting periods under the HSR Act shall have expired, shall be inapplicable or shall have terminated.

               (b) Subject to Section 3(e) of this Part A, each conversion of shares of Class A Common Stock into shares of Common Stock at the option of the holder shall be effected by (i) the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation, or at the office of any transfer agent for the Common Stock and the Class A Common Stock, together with a written notice by the holder of such Class A Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such Class A Common Stock represented by such certificate or certificates into shares of Common Stock (and including instructions for issuance of the Common Stock to be issued upon such conversion), or (ii) in the case of any global certificate representing shares of Class a Common Stock which is deposited with the Depository Trust Company, or any successor depositary (the "Depositary"), or a custodian therefor, and registered in the name of the Depositary or its nominee (a "Global Certificate"), the conversion of any shares represented thereby in accordance with the applicable rules and the operating procedures of the Depositary, in either case, at any time (including within a reasonable time prior to the occurrence of any Conversion Event, if necessary to effect the conversion of shares related thereto, provided, however, that the holders of such shares will not be entitled to vote on any matters to be voted on by the Corporation's stockholders during such interim period, such certificates being deemed to represent only shares of Class A Common Stock for such purpose) during normal business hours. Each conversion at the option of the holder shall be deemed to have been effected as of the close of business on the date on which (i) the certificate or certificates representing shares of Class A Common Stock shall have been surrendered to, and such notice shall have been received by, the Corporation as set forth in the preceding sentence or (ii) in the case of any Global Certificate, the shares of Class A Common Stock represented thereby shall have been converted in accordance with the applicable rules and operating procedures of the Depositary, as the case may be (or, if the events described in either clause (i) or clause (ii) above shall have occurred prior to the occurrence of a Conversion Event as provided in the preceding sentence, the date of the occurrence of the Conversion Event), and at such time the rights of the holder of the converted Class A Common Stock, as a holder of Class A Common Stock, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) a certificate or certificates for the shares of Common Stock issuable upon such conversion and
(b) a certificate representing any shares of Class A Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Promptly after the conversion of any shares of Class A Common Stock represented by a Global Certificate, the Corporation shall issue and deliver in accordance with applicable rules and operating procedures of the Depositary a certificate or certificates, which may be one or more Global Certificates, for the shares of Common Stock issuable upon such conversion and take such other action as may be required to effect such conversion in accordance with the applicable rules and operating procedures of the Depositary. If any shares of Class A Common Stock are converted into shares of Common Stock in connection with a Conversion Event described in clause (A) of the definition thereof and such shares of Common Stock are not actually sold, distributed or otherwise disposed of so that such Conversion Event does not actually occur, such shares of Common Stock shall be automatically converted back into the same number of shares of Class A Common Stock. The issuance of certificates upon conversion will be made without charge to the holders of such shares for any issuance tax in respect thereof or any other cost whatsoever incurred by the Corporation in connection with such conversion. Any mandatory conversion of shares of Class A Common Stock into Common Stock shall be effected upon the Corporation delivering to the holders of such shares, to the last address appearing for such holders on the books of the Corporation, written notice to the effect that the Board of Directors has determined to mandatorily convert the Class A Common Stock into Common Stock and upon and after such notice all of the shares of Class A Common Stock so converted shall be deemed to be no longer outstanding, any right to receive dividends thereon shall cease and all rights and privileges with respect to the Class A Common Stock so converted shall cease except for the right of the holder thereof to receive any previously declared but unpaid dividends on the Class A Common Stock, and the certificates which theretofore had represented Class A Common Stock shall for all purposes represent only Common Stock ; provided, however, that no dividends on the Common Stock shall be paid to such
--------  -------
holder unless and until the certificates for the Class A Common Stock have been surrendered to the Corporation or, in the case of any Global Certificate, shares of Class A Common Stock represented thereby have been converted in accordance with applicable rules and operating procedures of the Depositary, and the Corporation shall thereupon issue certificates for the Common Stock to such holder, if necessary, and pay to such holder any dividends on the Common Stock which have been declared as of a record date, and which otherwise would have been paid, since the date the shares of Class A Common Stock were deemed to have been converted.

               (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the conversion of the Class A Common Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed.

               (d) If the Corporation in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of Common Stock, the outstanding shares of the Class A Common Stock will be proportionately subdivided or combined, as the case may be, and effective provision shall be made by the Board of Directors of the Corporation (whose determination with respect thereto will be final and binding) for the protection of all conversion rights hereunder.

               (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation or sale of all or substantially all of the Corporation's assets) as a result of which shares of Common Stock shall be converted into the right to receive cash, stock, securities or other property (or any combination thereof) (each of the foregoing being referred to as a "Transaction"), each share of Class A Common Stock shall thereafter be convertible into the kind and amount of cash, stock, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of one share of Common Stock.

               4.   Tag-Along and Drag-Along Rights.  So long as the
                    -------------------------------
Stockholders Agreement, dated as of October

17, 1994, among the Company and certain of its stockholders (the "Stockholders Agreement") shall be in effect:

          (i) None of Kelso Investment Associates V, L.P., a Delaware limited partnership ("KIA V"), Kelso Equity Partners V, L.P., a Delaware limited partnership ("KEP V" and, together with KIA V, "Kelso"), and any of their Permitted Transferees (as defined in the Stockholders Agreement) (collectively, the "Kelso Group") shall, individually or collectively, in any one transaction or any series of similar transactions, directly or indirectly, sell, assign, mortgage, transfer, pledge, hypothecate or otherwise dispose of or transfer (collectively, "Transfer") any shares of Common Stock or Class A Common Stock, except pursuant to an Excluded Transaction (as defined below) or pursuant to the following paragraph (ii), to any third party or parties unaffiliated with Kelso (a "Third Party") unless the other holders of Common Stock and the other holders of Class A Common Stock are offered the right, at the option of each such other holder, to participate in such Transfer, all as provided by and in accordance with Section 6.6(a) of the Stockholders Agreement, as amended from time to time. An "Excluded Transaction" shall mean any Transfer by KIA V or KEP V or any of their Permitted Transferees to any affiliate (as defined in the Stockholders Agreement), any Permitted Transferee thereof or the Company, or pursuant to a bona fide public offering pursuant to an effective registration statement, other than a registration statement on Form S-4 or S-8 or any successor forms, under the Securities Act of 1933, that covers shares of Common Stock or Class A Common Stock.

          (ii) If any member or members of the Kelso Group shall, individually or collectively, propose to Transfer at least 75% of all shares of Common Stock and Class A Common Stock collectively owned by the Kelso Group to a Third Party, then holders of Common Stock and holders of Class A Common Stock (in addition to the rights of such holders of Common Stock or Class A Common Stock to participate in such Transfer pursuant to the preceding paragraph (i)) shall, upon written notice by any member of the Kelso Group, be obligated to participate in such

     Transfer, all as provided by and in accordance with Section 6.6(b) of the Stockholders Agreement, as amended from time to time.

A copy of the Stockholders Agreement is on file with the Secretary of the Corporation, at the Corporation's principal executive offices (currently located at 3369 Progress Drive, Bensalem, Pennsylvania 19020), and is available without charge to any stockholder of record upon written request.

          B.   Preferred Stock.  The Board of Directors is expressly authorized
               ---------------
to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to such mandatory or optional redemption at such time or times and at such price or prices, or, if appropriate, not subject to such mandatory or optional redemption, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

     C.   PAY-IN-KIND PREFERRED STOCK
          ---------------------------

          1.   Designation.  The designation of said series of preferred stock
               -----------
shall be Pay-In-Kind Preferred Stock (the "PIK Preferred Stock"). The authorized number of shares of PIK Preferred Stock shall be 4,000,000 shares. The par value of the PIK Preferred Stock shall be $.01 per share. The PIK Preferred Stock shall not be subject to any sinking fund or mandatory redemption provision.

          2.   Dividends.  The holders of shares of PIK Preferred Stock shall be
               ---------
entitled to receive, when, as and if properly declared by the Board of Directors or a duly authorized committee thereof, out of funds legally available therefor, cumulative dividends, payable at a rate per annum of $2.50 per share in additional shares of PIK Preferred Stock or fractions thereof (based on a value of $10.00 per share of such additional PIK Preferred Stock). Dividends shall be payable semiannually on February 1 and August 1 of each year, commencing February 1, 1995. Dividends shall accrue from the date on which the Corporation initially issues shares of this series and are cumulative from such date, whether or not there shall be funds of the Corporation legally available for payment of such dividends and whether or not such dividends are declared. Dividends shall be payable in arrears to the holders of record of PIK Preferred Stock, as they appear on the stock records of the Company at the close of business on the 15th day of the month preceding the month in which the particular dividend payment date occurs, or on such other record date, not exceeding 60 days preceding the corresponding payment date, as shall be fixed by the Board of Directors.

          The amount of dividends payable for each semiannual dividend period for the PIK Preferred Stock shall be computed by dividing the annual dividend rate by two. The amount of dividends payable on the PIK Preferred Stock for any partial semiannual dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, solely with respect to any partial month, the actual number of days elapsed. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the PIK Preferred Stock which may be in arrears. Prior to the payment of any dividend declared by the Board of Directors, the Corporation shall take all action necessary, including, without limitation, amending its Restated Certificate of Incorporation or this Certificate of Designation, Powers, Preferences and Rights, to ensure that the Corporation has sufficient authorized but unissued shares of PIK Preferred Stock to pay such dividend.

          Except as otherwise set forth in this paragraph, so long as any shares of the PIK Preferred Stock are outstanding, no dividends (other than in stock ranking junior to the PIK Preferred Stock as to dividends and upon liquidation, dissolution or winding up, and rights to acquire the foregoing) shall be paid or declared and set apart for payment and no other distribution shall be made upon the stock of the Corporation ranking junior to or on a parity with the PIK Preferred Stock as to dividends, nor shall any such stock of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the PIK Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case, all accumulated and unpaid dividends (whether or not declared) on all outstanding shares of the PIK Preferred Stock shall have been paid, and sufficient funds shall have been set apart for the payment of the dividend for the current dividend period with respect to the PIK Preferred Stock. If dividends are not paid in full upon the PIK Preferred Stock and any other preferred stock of the Corporation ranking on a parity with the PIK Preferred Stock as to dividends, all dividends declared on the PIK Preferred Stock and such other preferred stock may only be declared pro rata so that in all cases the amount of dividends declared per share on the PIK Preferred Stock and such other preferred stock bear to each other the same ratio that accumulated and unpaid dividends(whether or not declared) per share on the shares of the PIK Preferred Stock and such other preferred stock bear to each other.

          3.   Redemption.  The shares of PIK Preferred Stock will be redeemable
               ----------
for cash at the option of the Corporation, subject to the notice provisions described below, in whole or in part, at any time or from time to time out of funds legally available therefor, at a price per share of PIK Preferred Stock equal to the liquidation preference thereof plus the liquidation preference of all accumulated and unpaid dividends thereon (whether or not declared), if any, to the redemption date (the "Redemption Price").

          If full cumulative dividends on the PIK Preferred Stock have not been paid, the PIK Preferred Stock may not be redeemed in part and the Corporation may not purchase or otherwise acquire any shares of PIK Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of PIK Preferred Stock.

          If fewer than all the outstanding shares of PIK Preferred Stock are to be redeemed pursuant to the first paragraph of this Section 3, the shares to be redeemed shall be determined in good faith by the Board of Directors, and such shares shall be redeemed by lot or pro rata from the holders of Preferred Stock in proportion to the number of shares of PIK Preferred Stock held by such holders or some other equitable manner determined in good faith by the Board of Directors. If fewer than all the shares of PIK Preferred Stock represented by any certificates are redeemed, a new certificate shall be issued representing the unredeemed shares without any cost to the holder thereof.

          In the event the Corporation shall exercise its option to redeem shares of PIK Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed at least 20 but no more than 60 days prior to the redemption date, to each holder of record of PIK Preferred Stock to be redeemed, at such holder's address as the same appears on the stock records of the Company. Each such notice shall state: (1) the redemption date; (2) the number of shares of PIK Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; (4) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, on and after the redemption date, provided that the Redemption Price has been duly paid or provided for, (i) dividends shall cease to accrue on the PIK Preferred Stock so called for redemption, (ii) such shares shall no longer be deemed to be outstanding and (iii) all rights of the holders of such shares as holders of PIK Preferred Stock of the Corporation shall cease except the right to receive the Redemption Price, without interest thereon, upon surrender of the certificates evidencing such shares. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a combined capital and surplus of at least $100,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of PIK Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited to which holders of PIK Preferred Stock are lawfully entitled but which are unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of PIK Preferred Stock so called for redemption shall look only to the Corporation for payment of the Redemption Price. Upon surrender, in accordance with the notice of redemption, of the certificates evidencing such shares to be so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Redemption Price.

          4.   Liquidation, Dissolution or Winding Up. Upon the liquidation,
               --------------------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the PIK Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation, or any proceeds thereof, available for distribution to the Corporation's stockholders, whether such assets are capital, surplus or earnings, following payment or provision for payment of all amounts owed in respect of the Corporation's obligations, liquidating distributions in an amount (the "Liquidation Preference") equal to $10.00 for each share outstanding, plus the liquidation preference of all accumulated and unpaid dividends thereon (whether or not declared) before any payment shall be made or any assets distributed to the holders of capital stock of the Corporation that are junior to the shares of PIK Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation. If the assets of the Company are not suffi-cient to pay in full the aggregate liquidation preference payable to the holders of outstanding shares of the PIK Preferred Stock and any shares of preferred stock of the Corporation ranking pari passu with the PIK Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, then the holders of all such shares shall share ratably in such distribution of assets in proportion to the preferential amounts which they would have received if paid in full. Except as provided in this Section 4, the holders of PIK Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the Corporation. A consolidation or merger of the Corporation with one or more corporations or a sale or other transfer of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

          5.  Voting Rights.  Except as set forth herein and as otherwise
              -------------
required by law, the holders of the PIK Preferred Stock shall have no voting rights. So long as any shares of the PIK Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority of the shares of PIK Preferred Stock then outstanding (voting or consenting in writing as a separate class):

               (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of capital stock ranking prior to or on parity with the PIK Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or securities convertible into or exchangeable or exercisable for such stock;

               (ii) amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation of the Corporation (including, without limitation, the provisions of this Certificate of Designation, Powers, Preferences and Rights) but excluding (except as provided by (i) above) the adoption of any certificate of designation relating to any other series of preferred stock; or

               (iii) merge, consolidate or sell all or substantially all of the assets of the Corporation, or reclassify any of the Corporation's authorized or issued capital stock; provided however, a vote of the PIK Preferred Stock shall not be required in order to increase the authorized shares of the PIK Preferred Stock to an amount not to exceed 4,250,000 shares, nor to authorize, create or issue, or increase the authorized or issued amount, of any class or series of capital stock ranking on a parity with the PIK Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or securities convertible into or exchangeable or exercisable for such, in or up to an amount of shares not to exceed the difference between 4,250,000 shares and the number of issued and outstanding shares of PIK Preferred Stock at such time.

          In exercising the voting rights set forth in this Section 5 or when otherwise granted voting rights by operation of law, each share of PIK Preferred Stock shall be entitled to one vote.

          6.  Waiver.  The holders of at least a majority of the shares of PIK
              ------
Preferred Stock may by written notice to the Corporation waive or modify past, present or future compliance by the Corporation with any of the conditions, covenants or obligations set forth in this Certificate of Designation, Powers, Preferences and Rights. Any waiver by the holders of PIK Preferred Stock of a breach of any provision of this Certificate of Designation, Powers, Preferences and Rights as contemplated by the preceding sentence, shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by the holders of the PIK Preferred Stock to exercise any right or privilege hereunder shall be deemed a waiver of such holders' rights to exercise the same at any subsequent time or times hereunder.

          7.  Shares to be Retired.  All shares of PIK Preferred Stock which are
              --------------------
purchased or redeemed by the Corporation shall revert to the status of authorized but unissued shares of preferred stock of the corporation, without designation as to series."

          8. Redemption of Shares Held by Management of the Corporation.
             ----------------------------------------------------------
Anything herein to the contrary notwithstanding, the Corporation is hereby authorized to redeem, repurchase or otherwise acquire (i) Common Stock in accordance with the Stockholders Agreement dated as of October 17, 1994 among the Corporation and certain of its stockholders (the "Stockholders Agreement") without first having made payment of any or all accumulated and unpaid dividends (whether or not declared) on all outstanding shares of the PIK Preferred Stock and without first having set apart funds for the payment of the dividend for the current dividend period with respect to the PIK Preferred Stock; and (ii) PIK Preferred Stock in accordance with the Preferred Stockholders Agreement dated as of August 14, 1995 among the Corporation and certain of its stockholders (the "Preferred Stockholders Agreement") without first having paid full cumulative dividends on the PIK Preferred Stock.

          FIFTH:  The following provisions are inserted for the management of
          -----
the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (3) The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), the exact number of directors to be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a know-ing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

               (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the
              --------  -------
stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH:  Meetings of stockholders may be held within or without the
          -----
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware as such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH:  The private property of the stockholders shall not be
          -------
subject to the payment of corporate debts to any extent whatsoever.

          EIGHTH:  The Corporation reserves the right to amend, alter, change or
          ------
repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 24th day of June, 1999.


                                   HOSIERY CORPORATION OF
                                   AMERICA, INC.



                                   By:  /s/ John F. Biagini
                                      ----------------------------------
                                      Name:  John F. Biagini
                                      Title: Chairman and Chief
                                             Executive Officer

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